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EXHIBIT 21.1

SUBSIDIARIES OF OSI SYSTEMS, INC.

Name	Jurisdiction
Altaflex	California
American Science and Engineering Global de Mexico S. de R.L. de C.V.	Mexico
American Science and Engineering, Inc.	Massachusetts
AS&E® Brasil Sistemas de Detecção e Segurança LTDA	Brazil
AS&E® Detection Systems Pte. Ltd.	Singapore
AS&E® Europe, B.V.	Netherlands
AS&E® Global, Inc.	Massachusetts
AS&E® (Hong Kong) Limited	Hong Kong
AS&E® Mexico Detection Systems S. de R.L. de C.V.	Mexico
CXR Limited	United Kingdom
DXRay, Inc.	California
ECIL Rapiscan Ltd.	India
Global International Holding, Inc.	Delaware
Herbert Systems Limited	United Kingdom
Lenview Limited	United Kingdom
Lenview Property Development (Biddulph) Limited	United Kingdom
Locker, LLC	Delaware
MD UK Trace Holding Limited	United Kingdom
OSI Electronics de Mexico, S.A. de C.V.	Mexico
OSI Electronics, Inc.	California
OSI Electronics Pte Ltd.	Singapore
OSI Electronics Sdh. Bhd.	Malaysia
OSI Electronics (UK) Ltd.	United Kingdom
OSI (Holdings) Company Limited	United Kingdom
OSI Laser Diode, Inc.	Delaware
OSI Optoelectronics, Inc.	California
OSI Optoelectronics Limited	Cyprus
OSI Optoelectronics Sdn. Bhd.	Malaysia
OSI Solutions, Inc.	Delaware
OSI Systems Private Limited	India
OSIE (Holdings) Company Limited	United Kingdom
OSI UK Newco 1 Limited	United Kingdom
OSI UK Newco 2 Limited	United Kingdom
PT OSI Electronics	Indonesia
PT OSI Systems	Indonesia
RAGGI-X Manutenção em Equipamentos Electrônicos LTDA-ME	Brazil
Rapiscan® Australia Pty Ltd	Australia
Rapiscan® do Brasil Comércio de Equipamentos Ltda.	Brazil
Rapiscan® Government Services, Inc.	Delaware
Rapiscan® Holdings, Inc.	Delaware
Rapiscan® Laboratories, Inc.	Delaware
Rapiscan® Mexico Holdings LLC	Delaware
Rapiscan® Systems Australia Pty Ltd	Australia
Rapiscan® Systems Canada Inc.	Canada
Rapiscan® Systems (Cyprus) Limited	Cyprus
Rapiscan® Services Egypt LLC	Egypt
Rapiscan® Systems Electrical Trading LLC	Abu Dhabi
Rapiscan® Systems Hong Kong Limited	Hong Kong
Rapiscan® Systems, Inc.	California

Name	Jurisdiction
Rapiscan® Systems Limited	United Kingdom
Rapiscan® Systems Mexico S. de R.L. de C.V.	Mexico
Rapiscan® Systems Oy	Finland
Rapiscan® Systems Pte. Ltd.	Singapore
Rapiscan® Systems, S.A. de C.V.	Mexico
Rapiscan® Systems Sdn. Bhd.	Malaysia
Rapiscan® Systems Turkmen	Turkmenistan
S2® Airport Services S. de R.L. de C.V.	Mexico
S2® Albania Sh.p.k.	Albania
S2® Global Healthcare S. de R.L. de C.V.	Mexico
S2® Global, Inc.	Delaware
S2® Global SAL	Lebanon
S2® Global Screening Solutions Sociedad Anonima	Guatemala
S2® Global S.R.L.	Argentina
S2® Screening Solutions S. de R.L. de C.V.	Mexico
S2® Services, Ltd.	Cayman Islands
S2® Services Puerto Rico, LLC	Puerto Rico
SL Healthcare Limited	Cyprus
Spacelabs Healthcare® (Canada), Inc.	Canada
Spacelabs Healthcare® GmbH	Germany
Spacelabs Healthcare®, Inc.	Delaware
Spacelabs Healthcare®, LLC	Washington
Spacelabs Healthcare® Ltd.	United Kingdom
Spacelabs Healthcare® Medical Equipment (Suzhou) Co., Ltd	China
Spacelabs Healthcare® Pte. Ltd.	Singapore
Spacelabs Healthcare® SAS	France
Spacelabs Healthcare® s.r.l.	Italy
Spacelabs Healthcare® Trading (Shanghai) Co., Ltd	China
Spacelabs® Holdings, Inc.	Delaware

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  EXHIBIT 21.1
SUBSIDIARIES OF OSI SYSTEMS, INC.